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                                                                     Exhibit 5.1

                      [LETTERHEAD OF SHIMONOV BARNEA & CO.]





                                December 21, 2000


Nur Macroprinters Ltd.
5 David Navon Street
Magsimim
ISRAEL



Re:   NUR MACROPRINTERS LTD. - REGISTRATION STATEMENT ON FORM F-3
      -----------------------------------------------------------


Dear Sirs;

      We have acted as special Israeli counsel for Nur Macroprinters Ltd., an Israeli company (the "CORPORATION"), in connection with the preparation and filing under the United States Securities Act of 1933, as amended (the "ACT"), of a registration statement on Form F-3 (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission in connection with the registration of:

      (i) Up to 748,223 Ordinary Shares, par value NIS 1.0 each, of the Corporation, purchased by certain investors pursuant to a Share Purchase Agreement of August 10, 2000, entered by and among the Company and each of the investors, which are to be sold by such investors, as detailed in the Registration Statement (the "INVESTORS' SHARES"), and

      (ii) up to 37,411 Ordinary Shares, par value NIS 1.0 each, of the Corporation issuable upon exercise of Warrants granted by the Corporation to Investec Clali - Trust Company Ltd. as a trustee for certain entities, which are to be sold by such trustee, as detailed in the Registration Statement (the "WARRANT SHARES").

      As such special counsel, we have examined originals and copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates and other statements of the Corporation's officers and other representatives, and other documents as we have deemed necessary as a basis for this opinion. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied, to the extent we deemed such reliance proper, upon written or oral statements of officers and other representatives of the Corporation.

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      In giving the opinion expressed herein, no opinion is expressed as to the laws of any jurisdiction other than the State of Israel.

      Based upon and subject to the foregoing, we are of the opinion that:

      (i) The Investors' Shares have been duly and validly authorized and are validly issued, fully paid and non-assessable.

      (ii) The Warrant Shares have been duly authorized for issuance by the Corporation, and upon issuance and delivery against payment therefor, will be validly issued, fully paid and non-assessable.

      We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our name under the heading "Legal Matters" in the Registration Statement.


                                          Very truly yours,


                                          /s/ Shimonov Barnea & CO.
                                          -------------------------
                                          Shimonov Barnea & Co.

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